                                                                    EXHIBIT 99.4




                     THE PENNSYLVANIA STATE BANKING COMPANY

                                 REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, as a holder of common stock of The Pennsylvania State Banking Company ("Pennsylvania"), hereby appoints David W. Cathell and Paul H. Weidman, Jr., and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power to appoint a substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Pennsylvania common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Tuesday, October 5, 2004, at 5:00 p.m., Eastern Time, or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

         Shares of Pennsylvania common stock will be voted as directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT BETWEEN PENNSYLVANIA AND STERLING FINANCIAL CORPORATION ("STERLING"), DATED AS OF JUNE 14, 2004, AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. If any other matter is properly presented at the special meeting of shareholders, the proxy will be voted in accordance with the judgment of the persons appointed as proxies.

         A shareholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxies unless this proxy card is signed and returned.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

The Pennsylvania State Banking Company              I plan to attend the
                                                    meeting
                                                    [ ]


1. Proposal to approve the Agreement and Plan of Merger, dated as of June 14, 2004, by and between The Pennsylvania State Banking Company and Sterling Financial Corporation providing, among other things, for the merger of The Pennsylvania State Banking Company with and into Sterling Financial Corporation.

              FOR                 AGAINST             ABSTAIN
              [ ]                   [ ]                 [ ]

2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the transactions contemplated by the Agreement.

              FOR                 AGAINST             ABSTAIN
              [ ]                   [ ]                 [ ]

3. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournments of the special meeting.

         The Board of Directors of Pennsylvania recommends a vote "FOR" approval of the Agreement and Plan of Merger and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated August 27, 2004 and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

Dated:
       ------------------------------

        ------------------------------          ------------------------------
                     Signature                    Signature (if held jointly)

IMPORTANT: NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership or limited liability company, please sign in partnership name by authorized person.